Exhibit (h)(17)

Form of

AMENDMENT SIX

DATED FEBRUARY 1, 2024 TO

SUB-ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized and existing under the laws of the Commonwealth of Massachusetts (“MassMutual”), and MML Investment Advisers, LLC, a Delaware limited liability company (“MML Advisers”), have entered into a Sub-Administrative Services Agreement dated as of April 1, 2014 (the “Agreement”).

WHEREAS, MassMutual and MML Advisers wish to amend the Agreement as follows:

Pursuant to Section 14, the following hereby replaces, in its entirety, Appendix A:

APPENDIX A

MassMutual Select Funds

MassMutual Blue Chip Growth Fund

MassMutual Diversified Value Fund

MassMutual Equity Opportunities Fund

MassMutual Fundamental Growth Fund

MassMutual Fundamental Value Fund

MassMutual Growth Opportunities Fund

MassMutual Mid Cap Growth Fund

MassMutual Mid Cap Value Fund

MassMutual Overseas Fund

MassMutual Small Cap Growth Equity Fund

MassMutual Small Cap Value Equity Fund

MassMutual Small Company Value Fund

MassMutual Strategic Bond Fund

MassMutual Total Return Bond Fund

MM S&P 500® Index Fund

MassMutual 20/80 Allocation Fund

MassMutual 40/60 Allocation Fund

MassMutual 60/40 Allocation Fund

MassMutual 80/20 Allocation Fund

MassMutual RetireSMARTSM by JPMorgan 2020 Fund

MassMutual RetireSMARTSM by JPMorgan 2025 Fund

MassMutual RetireSMARTSM by JPMorgan 2030 Fund

MassMutual RetireSMARTSM by JPMorgan 2035 Fund

MassMutual RetireSMARTSM by JPMorgan 2040 Fund

MassMutual RetireSMARTSM by JPMorgan 2045 Fund

MassMutual RetireSMARTSM by JPMorgan 2050 Fund

MassMutual RetireSMARTSM by JPMorgan 2055 Fund

MassMutual RetireSMARTSM by JPMorgan 2060 Fund

MassMutual RetireSMARTSM by JPMorgan 2065 Fund

MassMutual RetireSMARTSM by JPMorgan In Retirement Fund

MM Equity Asset Fund

MassMutual Select T. Rowe Price Retirement 2005 Fund

MassMutual Select T. Rowe Price Retirement 2010 Fund

MassMutual Select T. Rowe Price Retirement 2015 Fund

MassMutual Select T. Rowe Price Retirement 2020 Fund

MassMutual Select T. Rowe Price Retirement 2025 Fund

MassMutual Select T. Rowe Price Retirement 2030 Fund

MassMutual Select T. Rowe Price Retirement 2035 Fund

MassMutual Select T. Rowe Price Retirement 2040 Fund

MassMutual Select T. Rowe Price Retirement 2045 Fund

MassMutual Select T. Rowe Price Retirement 2050 Fund

MassMutual Select T. Rowe Price Retirement 2055 Fund

MassMutual Select T. Rowe Price Retirement 2060 Fund

MassMutual Select T. Rowe Price Retirement 2065 Fund

MassMutual Select T. Rowe Price Retirement Balanced Fund

MassMutual Select T. Rowe Price Bond Asset Fund

MassMutual Select T. Rowe Price Emerging Markets Bond Fund

MassMutual Select T. Rowe Price International Equity Fund

MassMutual Select T. Rowe Price Large Cap Blend Fund

MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund

MassMutual Select T. Rowe Price Real Assets Fund

MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

MassMutual Select T. Rowe Price U. S. Treasury Long-Term Index Fund

MassMutual Premier Funds

MassMutual Balanced Fund

MassMutual Core Bond Fund

MassMutual Disciplined Growth Fund

MassMutual Disciplined Value Fund

MassMutual Diversified Bond Fund

MassMutual Global Fund

MassMutual High Yield Fund

MassMutual Inflation-Protected and Income Fund

MassMutual International Equity Fund

MassMutual Main Street Fund

MassMutual Short-Duration Bond Fund

MassMutual Small Cap Opportunities Fund

MassMutual Strategic Emerging Markets Fund

MassMutual U.S. Government Money Market Fund

MassMutual Advantage Funds

MassMutual Clinton Municipal Fund

MassMutual Clinton Municipal Credit Opportunities Fund

MassMutual Clinton Short-Term Municipal Fund

MassMutual Emerging Markets Debt Blended Total Return Fund

MassMutual Global Credit Income Opportunities Fund

MassMutual Global Emerging Markets Equity Fund

MassMutual Global Floating Rate Fund

IN WITNESS WHEREOF, this Agreement has been signed by the parties as of the date first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Paul LaPiana
Head of Brand, Product, and Affiliated Distribution

MML INVESTMENT ADVISERS, LLC

Douglas Steele
Vice President